SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   25-1724540
                      (I.R.S. employer identification no.)

               600 Mayer Street, Bridgeville, Pennsylvania         15017
                 (Address of principal executive offices)       (Zip code)


                       1996 Employee Stock Purchase Plan
                            (Full title of the plan)

                              Clarence M. McAninch
                     President and Chief Executive Officer
                   Universal Stainless & Alloy Products, Inc.
                                600 Mayer Street
                        Bridgeville, Pennsylvania 15017
                    (Name and address of agent for service)

                                 (412) 257-7600
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
--------------------------------------------------------------------------------------------------------------------------------
           Title of                      Amount             Proposed maximum          Proposed maximum           Amount of
          securities                     to be               offering price               aggregate            registration
       to be registered              registered(1)           per share(2)(3)        offering price(2)(3)          fee(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par                     90,000              $8.875                   $798,750                $242.05
value per share
================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Of the shares being registered, 90,000 shares are to be offered at prices not presently determinable. Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, the proposed maximum offering price and the registration fee for the Registrant's Common Stock issuable under the plan are based upon the average of high and low prices of the Registrant's Common Stock reported on The Nasdaq National Market on September 30, 1996, within five business days prior to the date of the filing of this Registration Statement.

(3)      Estimated solely for the purposes of calculating the registration fee.

C/M:  11834.0002 390366.2

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement"), in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the Plan and are not being filed with, or included in, this Registration Statement, in accordance with the rules and regulations of the Commission.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents which heretofore have been filed with the Commission by UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (the "Company" or "Registrant"), are incorporated by reference in this Registration Statement.

         (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on April 1, 1996, pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) (i) The Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996.

             (ii) The Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1996.

         (c) The Company's current report on Form 8-K dated May 3, 1996, filed with the Commission on May 16, 1996.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



C/M:  11834.0002 390366.2

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Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

         Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

         Articles Eleventh and Twelfth of the Registrant's Restated Certificate of Incorporation and Article IX, Section 1 of the Registrant's By-laws provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL, and provide that the Registrant indemnify its directors and officers to the full extent permitted by
Section 145 of the DGCL.

         Policies of insurance are maintained by the Registrant under which the officers and directors of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of actions, suits or proceedings to which such officers and directors are parties by reason of being or having been such officers or directors.

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Item 7.  Exemption From Registration Claimed

         Not applicable.


Item 8.  Exhibits

         4.1   1994 Stock Incentive Plan.

         5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

         23.1  Consent of Price Waterhouse LLP.

         23.2 Consent of Battle Fowler LLP (included in its opinion filed as Exhibit 5.1 hereto).

         24.1  Power of Attorney (included in the signature pages hereto).


Item 9.  Undertakings

         (a)   The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

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         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeville, State of Pennsylvania, on this 4th day of October, 1996.

                                 UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.



                                 By:  /s/ Clarence M. McAninch
                                      Clarence M. McAninch
                                      President and
                                      Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clarence M. McAninch and Daniel J. DeCola, Sr., his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                           Title                                               Date


/s/Clarence M. McAninch        President, Chief Executive Officer and              October 4, 1996
----------------------------
Clarence M. McAninch           Director



/s/Daniel J. DeCola, Sr.       Vice President, Operations and                      October 4, 1996
----------------------------
Daniel J. DeCola, Sr.          Director



/s/Richard M. Ubinger          Chief Financial Officer,                            October 4, 1996
----------------------------
Richard M. Ubinger             Principal Accounting Officer
                               and Treasurer



/s/Udi Toledano                Director                                            October 4, 1996
Udi Toledano

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
Name                           Title                                               Date


/s/Orit Gadiesh                Director                                            October 4, 1996
Orit Gadiesh



/s/George F. Keane             Director                                            October 4, 1996
George F. Keane



/s/D. Leonard Wise             Director                                            October 4, 1996
D. Leonard Wise



C/M:  11834.0002 390366.2

                                 EXHIBIT INDEX

Exhibit No.     Description of Exhibit

4.1             1996 Employee Stock Purchase Plan.

5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

23.1            Consent of Price Waterhouse LLP.

23.2 Consent of Battle Fowler LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1            Power of Attorney (included in the signature pages hereto).





C/M:  11834.0002 390366.2